July 10, 2014

FLORIDA DEPARTMENT OF STATE
Division of Corporations

INCEPTION TECHNOLOGY GROUP, INC.
UNIT NO. 304, NEW EAST OCEAN CENTRE
NO. 9 SCIENCE MESEUM ROAD, T.S.T.
KOWLOON, HONG KONG, OC

Re: Document Number P11000081729

The Articles of Amendment to the Articles of Incorporation of MOXIAN GROUP HOLDINGS, INC. which changed its name to INCEPTION TECHNOLOGY GROUP, INC., a Florida corporation, were filed on July 9, 2014.

This document was electronically received and filed under FAX audit number H14000164279.

Should you have any questions regarding this matter, please telephone (850) 245-6050, the Amendment Filing Section.

Tracy L Lemieux
Regulatory Specialist II
Division of Corporations Letter Number: 614A00014829

COVER LETTER

TO: Amendment Section
Division of Corporations

NAME OF CORPORATION: Moxian Group Holdings, Inc.

DOCUMENT NUMBER: P11000081729

The enclosed ***Articles of Amendment*** and fee are submitted for filing.

Please return all correspondence concerning this matter to the following:

Gracie Zhou
Name of Contact Person

Ofsink, LLC
Firm/ Company

230 Park Ave., Suite 851
Address

New York, NY 10169
City/ State and Zip Code

gzhou@golawintl.com
E-mail address: (to be used for future annual report notification)

For further information concerning this matter, please call:

Gracie Zhou at (646) 6277326
Name of Contact Person — Area Code & Daytime Telephone Number

Enclosed is a check for the following amount made payable to the Florida Department of State:

- ☒ $35 Filing Fee
- ☐ $43.75 Filing Fee & Certificate of Status
- ☐ $43.75 Filing Fee & Certified Copy (Additional copy is enclosed)
- ☐ $52.50 Filing Fee Certificate of Status Certified Copy (Additional Copy is enclosed)

Mailing Address
Amendment Section
Division of Corporations
P.O. Box 6327
Tallahassee, FL 32314

Street Address
Amendment Section
Division of Corporations
Clifton Building
2661 Executive Center Circle
Tallahassee, FL 32301

Articles of Amendment
to
Articles of Incorporation
of

Moxian Group Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P11000081729

(Document Number of Corporation (if known))

Pursuant to the provisions of section 607.1006, Florida Statutes, this *Florida Profit Corporation* adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

Inception Technology Group, Inc. *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

Unit No. 304, New East Ocean Centre
No. 9 Science Museum Road, T.S.T.
Kowloon, Hong Kong

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

Unit No. 304, New East Ocean Centre
No. 9 Science Museum Road, T.S.T
Kowloon, Hong Kong

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent ______________________

____
(Florida street address)

New Registered Office Address: ______________________, Florida ____________
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ☐ Change ☐ Add ☑ Remove	D	Lin Kuan Liang Nicolas	304 New East Ocean Ctr. No. 8 Science Museum Rd. Kowloon, Hong Kong
2) ☐ Change ☐ Add ☐ Remove			
3) ☐ Change ☐ Add ☐ Remove			
4) ☐ Change ☐ Add ☐ Remove			
5) ☐ Change ☐ Add ☐ Remove			
6) ☐ Change ☐ Add ☐ Remove			

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

Article I shall be replaced with Annex I in entirety which is attached hereto.

Annex IV shall be replaced with Annex II in entirety which is attached hereto.

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(If not applicable, indicate N/A)

ANNEX I

ARTICLE I

CORPORATE NAME

The name of this Corporation shall be: Inception Technology Group, Inc.

ANNEX II

ARTICLE IV
CAPITAL STOCK

Section 3.

(a) Effective upon the "Effective Date" (as defined below), the outstanding shares of Common Stock of the Corporation shall be decreased on the basis that every five (5) of such shares of Common Stock shall become one (1) share of Common Stock without changing the par value of the shares of the Corporation (the "Reverse Stock Split").

(b) The "Effective Date" shall be the first date permitted or determined by the Financial Industry Regulatory Authority (FINRA) as the effective date of such Reverse Stock Split, subject to the prior filing and recording of this Articles of Amendment in the office of Florida Department of State Division of Corporations.

The date of each amendment(s) adoption: June 20, 2014, if other than the date this document was signed.

Effective date if applicable: July 23, 2014

(no more than 90 days after amendment file date)

Adoption of Amendment(s) **(CHECK ONE)**

☑ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated July 8, 2014

Signature [signature]

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Liew Kwong Yeow

(Typed or printed name of person signing)

CEO, Director

(Title of person signing)